AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 16, 1997.
                                                   REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549

                          ---------------------------------

                                       FORM S-8
                                REGISTRATION STATEMENT
                           UNDER THE SECURITIES ACT OF 1933

                              QUALITY FOOD CENTERS, INC.
                  (Exact name of issuer as specified in its charter)

              WASHINGTON                            91-1330075
      (State or other jurisdiction               (I.R.S. Employer
    of incorporation or organization)           Identification No.)

                                10112 N.E. 10TH STREET
                              BELLEVUE, WASHINGTON 98004
                                    (206) 455-3761
             (Address and telephone number of principal executive offices)

QUALITY FOOD CENTERS, INC. AMENDED AND RESTATED 1987 INCENTIVE STOCK OPTION PLAN

            QUALITY FOOD CENTERS, INC. AMENDED AND RESTATED 1990 EMPLOYEE
                                 STOCK PURCHASE PLAN
                               (Full title of the Plan)

                                   MARC W. EVANGER
                      VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                              QUALITY FOOD CENTERS, INC.
                                10112 N.E. 10TH STREET
                             BELLEVUE, WASHINGTON  98004
                       (Name and address of agent for service)

                                    (206) 455-3761

            (Telephone number, including area code, of agent for service)


---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------
                                                                                 PROPOSED MAXIMUM       AMOUNT OF
  TITLE OF EACH CLASS OF          AMOUNT TO            PROPOSED MAXIMUM          AGGREGATE OFFERING    REGISTRATION
SECURITIES TO BE REGISTERED     BE REGISTERED(1)   OFFERING PRICE PER SHARE(2)        PRICE                FEE(2)
---------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.001    500,000 shares           US$34.625               US$17,312,500.00      US$5,246.21
---------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------


(1) Of this number, 200,000 are being registered for issuance pursuant to the Amended and Restated 1987 Incentive Stock Option Plan and 300,000 are being registered for issuance pursuant to the Amended and Restated 1990 Employee Stock Purchase Plan.
(2) The proposed maximum offering price per share and the registration fee were calculated in accordance with Rule 457(c) and (h) based on the average of the bid and asked prices for shares of the registrant's common stock on January 13, 1997, as quoted by the Nasdaq National Market System, which was $34.625 per share.

                        REGISTRATION OF ADDITIONAL SECURITIES

    Pursuant to General Instruction E, this Registration Statement on Form S-8 is filed by Quality Food Centers, Inc. (the "Registrant") to register additional securities under the Quality Food Centers, Inc. Amended and Restated 1987 Incentive Stock Option Plan (the "Option Plan") covered by and filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-32878 and 33-84202), and under the Quality Food Centers, Inc. Amended and Restated 1990 Employee Stock Purchase Plan (the "Purchase Plan") covered by and filed as an exhibit to the Registrant's Registration Statement on Form S-8 (No. 33-34073 and 33-69512), as amended. The additional securities are to be issued pursuant to amendments to the Plans approved by the Registrant's Board of Directors on February 21, 1996 and on March 14, 1996, and by the Registrant's Shareholders on April 30, 1996. Portions of Registration Statement Nos. 33-32878, 33-84202, 33-34073 and 33-69512 are incorporated herein by reference.

                                       PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8.  EXHIBITS.

EXHIBIT NUMBER                              EXHIBIT
--------------                              -------
     5.1           Opinion of Bogle & Gates P.L.L.C.
    10.1           Amended and Restated 1987 Incentive Stock Option Plan.
    10.2           Amended and Restated 1990 Employee Stock Purchase Plan.
    23.1           Consent of Bogle & Gates P.L.L.C. (included in Exhibit 5.1).
    23.2           Consent of Deloitte & Touche LLP.
    23.3           Consent of Arthur Andersen LLP.
    24.1           Power of Attorney (See page II-3 of this Registration
                   Statement).

ITEM 9.  UNDERTAKINGS.

    Incorporated herein by reference to Registration Statement No. 33-84202.

                                      SIGNATURES

    THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bellevue, Washington on this 16th day of January, 1997.

                        QUALITY FOOD CENTERS, INC.



                        By  /s/ Marc W. Evanger
                           --------------------------------
                             Marc W. Evanger
                             Vice President and Chief Financial
                             Officer and Secretary/Treasurer

                                  POWER OF ATTORNEY

    Each person whose signature appears below constitutes and appoints Stuart
M. Sloan and Marc W. Evanger, or either of them, his attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

        SIGNATURE                           TITLE                         DATE

/s/ Christopher A. Sinclair       President, Chief Executive           January 9, 1997
------------------------------    Officer and Director (Principal      ---------------
    Christopher A. Sinclair       Executive Officer)


/s/ Dan Kourkoumelis              President, Chief Executive           January 16, 1997
------------------------------    Officer and Director                 ----------------
    Dan Kourkoumelis


/s/ Marc W. Evanger               Vice President and Chief             January 16, 1997
------------------------------    Financial Officer (Principal         ----------------
    Marc W. Evanger               Financial and Accounting Officer)


/s/ Stuart M. Sloan               Chairman of the Board                January 16, 1997
------------------------------    of Directors                         ----------------
    Stuart M. Sloan


/s/ John W. Creighton, Jr.        Director                             January 16, 1997
------------------------------                                         ----------------
    John W. Creighton, Jr.


/s/ Maurice F. Olson              Director                             January 10, 1997
------------------------------                                         ----------------
    Maurice F. Olson


/s/ Marc Rapaport                 Director                             January 16, 1997
------------------------------                                         ----------------
    Marc Rapaport


/s/ Sheli Z. Rosenberg            Director                             January 16, 1997
------------------------------                                         ----------------
    Sheli Z. Rosenberg


/s/ Ronald A. Weinstein           Director                             January 16, 1997
------------------------------                                         ----------------
    Ronald A. Weinstein


/s/ Samuel Zell                   Director                             January 16, 1997
------------------------------                                         ----------------
    Samuel Zell

EXHIBIT NUMBER             EXHIBIT INDEX                             PAGE
--------------             -------------                             ----
     5.1        Opinion of Bogle & Gates P.L.L.C.

    10.1        Amended and Restated 1987 Incentive Stock Option
                Plan.

    10.2        Amended and Restated 1990 Employee Stock Purchase
                Plan.

    23.1        Consent of Bogle & Gates P.L.L.C. (included in
                Exhibit 5.1).

    23.2        Consent of Deloitte & Touche LLP.

    23.3        Consent of Arthur Andersen LLP.

    24.1        Power of Attorney (see page II-3 of this
                Registration Statement).